As filed with the Securities and Exchange Commission on September 29, 2020

Registration No. 333-232656

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NeuroOne Medical Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	3841	27-0863354
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

7559 Anagram Drive
Eden Prairie, MN 55344

952-426-1383

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Rosa

7559 Anagram Drive

Eden Prairie, MN 55344

952-426-1383

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Phillip D. Torrence, Esq.

Honigman LLP

650 Trade Centre Way, Suite 200

Kalamazoo, MI 49002

Phone: (269) 337-7702

Fax: (269) 337-7703

Approximate date of commencement of proposed sale to the public: Not applicable

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(3)
Common stock, par value $0.001 per share	7,927,902	$1.35	$10,702,668	$1.389.21

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional number of additional shares of common stock issuable upon stock splits, stock dividends, dividends or other distribution, recapitalization or similar events with respect to the shares of common stock being registered pursuant to this registration statement
(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, using the average of the high and low prices of our common stock as reported on the OTCQB on September 28, 2020, a date within five business days prior to the date of filing of this Registration Statement.
(3)	A registration fee of $3,529.28 was previously paid with respect to the previously registered shares in connection with the filing of the Registration Statement on Form S-1 (Registration No. 333-232656), being amended hereby.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-1 (File No. 333-232656) (the “Registration Statement”), of NeuroOne Medical Technologies Corporation (the “Company”), is being filed pursuant to the undertakings in the Registration Statement to update and supplement the information contained in the Registration Statement, which was previously declared effective by the Securities and Exchange Commission (the “SEC”), on July 15, 2019 (the “Original Filing”), which was previously declared effective by the SEC on August 8, 2019.

The Registration Statement originally registered for resale by certain selling stockholders 8,032,952 shares of the common stock of the Company. No additional securities are being registered under this Amendment. All applicable registration fees were paid at the time of the Original Filing.

For the convenience of the reader, this Amendment sets forth the Original Filing in its entirety, as amended by the Amendment. This Amendment is being filed to (i) update the contents of the prospectus contained in the Registration Statement pursuant to Section 10(a)(3) of the Securities Act, (ii) incorporate certain information from the Company’s Annual Report on Form 10-K for the year ended September 30, 2019 that was filed with the SEC on December 20, 2019 as amended on January 28, 2020, and (iii) make an election to incorporate by reference information filed after the effective date of this Amendment pursuant to Item 12(b) of Form S-1 and make conforming changes to the undertakings included in Item 17 of this Amendment.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities under this prospectus until the registration statement of which it is a part and filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED SEPTEMBER 29, 2020

NeuroOne Medical Technologies Corporation

7,927,902 Shares of Common Stock Offered by Selling Stockholders

This prospectus relates to the public offering of up to 7,927,902 shares of common stock of NeuroOne Medical Technologies Corporation (the “Company”) by the selling stockholders listed on page 6 (the “Selling Stockholders”), which includes (i) 3,528,580 outstanding shares of our common stock, par value $0.001 per share (the “Common Stock”) and (ii) an aggregate of 4,399,322 shares of our Common Stock issuable upon exercise of certain common stock purchase warrants. We are registering these shares on behalf of the Selling Stockholders, to be offered and sold by them from time to time.

We are not selling any securities under this prospectus and we will not receive proceeds from the sale of Common Stock by the Selling Stockholders. However, we may receive proceeds from the cash exercise of the warrants, which, if exercised in cash at the current applicable exercise price with respect to all of the 4,399,322 shares of Common Stock, would result in gross proceeds to the Company of $12,594,510.

We will pay the expenses of registering the shares of Common Stock offered by this prospectus, but all selling and other expenses incurred by each Selling Stockholder will be paid by such Selling Stockholder. The Selling Stockholders may sell the shares of our Common Stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution.” The prices at which the Selling Stockholders may sell shares will be determined by the prevailing market price for shares of our Common Stock or in negotiated transactions.

Investing in our Common Stock involves a high degree of risk. You should consider carefully the risk factors beginning on page 3 of this prospectus and in our Annual Report on Form 10-K for the year ended September 30, 2019 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as well as the information included or incorporated by reference in this prospectus before purchasing any of the shares offered by this prospectus.

Our Common Stock is quoted on the OTCQB and trades under the symbol “NMTC.” The last reported sale price of our Common Stock on the OTCQB on September 28, 2020 was $1.35 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2020.

NEUROONE MEDICAL TECHNOLOGIES CORPORATION

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (“SEC”). It omits some of the information contained in the registration statement and reference is made to the registration statement for further information with regard to us and the securities being offered. You should review the information and exhibits in the registration statement for further information about us and the securities being offered hereby. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to the filings. You should review the complete document to evaluate these statements.

You should read this prospectus, any documents that we incorporate by reference in this prospectus and the additional information described under the sections entitled “Where to Find Additional Information” and “Incorporation of Certain Information by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus or any documents we incorporate by reference herein is accurate as of any date other than the date on the front of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in shares of our Common Stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included or incorporated by reference in this prospectus. You should read the entire prospectus carefully, especially “Risk Factors” and our filings incorporated by reference herein to which we have referred you in the sections “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference”, and our financial statements, related notes and other financial information included or incorporated by reference in this prospectus, before deciding to buy shares of our Common Stock. Unless the context requires otherwise, references in this prospectus to “we,” “us,” “the Company” and “our” refer to NeuroOne Medical Technologies Corporation.

About Us

We are a medical technology company focused on the development and commercialization of thin film electrode technology for continuous electroencephalogram (cEEG) and stereoelectroencephalography (sEEG) recording, spinal cord stimulation, brain stimulation and ablation solutions for patients suffering from epilepsy, Parkinson’s disease, dystonia, essential tremors and other related brain related disorders. Additionally, we are investigating the potential applications of our technology associated with artificial intelligence. Members of our management team have held senior leadership positions at a number of medical technology and biopharmaceutical companies, including Boston Scientific, St. Jude Medical, Stryker Instruments, C.R. Bard, A-Med Systems, Sunshine Heart, Empi, Don-Joy and PMT Corporation (“PMT”).

About this Offering

2019 Private Placement

Between December 28, 2018 and July 1, 2019, the Company entered into subscription agreements with certain accredited investors, whereby we issued and sold 2,338,179 units at a price of $2.50 per unit for gross proceeds of approximately $5,845,448 (the “2019 Private Placement”). Each unit consists of one share of Common Stock, and a warrant to purchase one share of Common Stock. The warrants issued in the 2019 Private Placement have an exercise price of $3.00 per share and are exercisable from the date of issuance through December 28, 2023. At the close of the 2019 Private Placement and pursuant to placement agent agreements, we also issued warrants to purchase up to an aggregate of (i) 193,417 shares of our Common Stock to Paulson Investment Company, LLC (“Paulson”) and its designees, which have an initial exercise price of $2.75 per share, and (ii) 17,760 shares of our Common Stock to Corinthian Partners, LLC (“Corinthian”) and its designees, which have an initial exercise price of $3.00 per share (each subject to adjustment as set forth therein), which are immediately exercisable and expire on July 1, 2024.

2018 Private Placement Broker Warrants

From July 9, 2018 through November 30, 2018, the Company entered into purchase agreements with accredited investors, pursuant to which the Company, agreed to issue and sell units, each consisting of (i) one share of our Common Stock and (ii) a warrant to purchase 1 share of Common Stock at an initial exercise price of $3.00 per share (the “2018 Private Placement”). In connection with the 2018 Private Placement and pursuant to a placement agent agreement, on July 1, 2019, the Company issued to Corinthian and its designees warrants to purchase 36,096 shares of Common Stock at an exercise price of $3.00 per share, which warrants were exercisable beginning on the date of issuance, July 1, 2019, and expiring on July 1, 2024.

Series 3 Note Conversion

Between October 2017 and May 2018, the Company issued 8% convertible notes (the “Series 3 Notes”) to certain accredited investors in an aggregate principal amount of $1.5 million and warrants to purchase shares of the Company’s capital stock. On February 28, 2019, the Company completed an equity round of financing resulting in more than $3 million in gross proceeds when it closed on the sale of units in connection with the 2019 Private Placement. Following such financing, the outstanding principal and interest of the Series 3 Notes of $1.7 million was automatically converted in accordance with the terms of the Series 3 Notes into 839,179 shares of Common Stock and 839,179 warrants, which have an exercise price equal to $3.00 per share. Additionally, the previously issued warrants became immediately exercisable for 839,179 shares of Common Stock, at an exercise price equal to $2.50 per share (each subject to adjustment as set forth therein), and will expire on February 28, 2024. In connection with this transaction, we also issued to the placement agent warrants as described below under “Prospectus Summary - About this Offering - Note Transactions Broker Warrants”.

Note Transactions Broker Warrants

From November 2016 to June 2017, the Company issued 8% convertible promissory notes in an aggregate principal amount of $1.6 million (the “Series 1 Notes”) and warrants to purchase shares of the Company’s capital stock. In August 2017, the Company entered into a subscription agreement and issued interest free promissory notes in an aggregate principal amount of $253,000 to certain accredited investors, which notes were subsequently amended to become 8% convertible promissory notes and to increase warrant coverage among other items (the “Series 2 Notes” and, together with the Series 1 Notes and Series 3 Notes, the “Notes”). The Notes were converted to Common Stock in accordance with their terms. In connection with the Notes transactions and pursuant to a placement agent agreement, on July 1, 2019, the Company issued to Corinthian and its designees warrants to purchase 135,512 shares of Common Stock at an exercise price of $2.00 per share, which warrants were exercisable beginning on the date of issuance, July 1, 2019 and expiring on July 1, 2024.

Consulting Agreement

On February 6, 2018, pursuant to a services agreement with JLS Ventures, LLC (“JLS”), the Company agreed to issue to JLS an aggregate of 250,000 shares of Common Stock for investor relations services. The Company issued to JLS 100,000 shares of Common Stock on April 26, 2018, 50,000 shares of Common Stock on May 7, 2018, 50,000 shares of Common Stock on August 29, 2018, and 50,000 shares of Common Stock on November 2, 2018.

February Stock Purchase

On February 28, 2018, pursuant to stock purchase agreements, three investors purchased an aggregate of 227,272 shares of Common Stock from Wade Fredrickson, our former Vice President of Therapy and Product Development.

We are filing a registration statement on Form S-1, of which this prospectus is a part, to provide for the resale by the holders of all of the (i) shares of our Common Stock issued in connection with the agreements and transactions described above and (ii) shares of our Common Stock issuable upon exercise of common stock purchase warrants we issued in connection with the agreements and transactions described above, totaling an aggregate of up to 7,927,902 shares of our Common Stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Before deciding whether to invest in our Common Stock, you should consider carefully the risks and uncertainties described under the section captioned “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed with the SEC on December 20, 2019, as amended on January 28, 2020, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 14, 2020, each of which is incorporated by reference in this prospectus, together with all of the information contained in this prospectus and documents incorporated by reference herein. We caution you that the risks and uncertainties we have described, among others, could cause our actual results to differ materially from those expressed in forward-looking statements made by us or on our behalf in filings with the SEC, press releases, communications with investors and oral statements. Additional risks and uncertainties not presently known or which we consider immaterial as of the date hereof may also have an adverse effect on our business. There have been no other material changes to the Risk Factors described under Item 1A. “Risk Factors” in the Annual Report and the Quarterly Report.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections entitled “Risk Factors” and the documents incorporated by reference herein. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Forward-looking statements include statements about:

●	our plans to develop and commercialize our cortical strip, grid and depth electrode technology;

●	our plans for and our expectations regarding the pre-clinical testing and clinical trials of our cortical strip, grid and depth electrode technology that will be required by the FDA or foreign regulatory bodies;

●	the timing and availability of data from pre-clinical tests or clinical trials;

●	the timing of our planned regulatory filings;

●	the timing of and our ability to obtain and maintain regulatory approval of our cortical strip, grid and depth electrode technology;

●	our expectations regarding international opportunities for commercializing our cortical strip, grid and depth electrode technology under development;

●	our plans to list our common stock on Nasdaq;

●	the clinical utility of our cortical strip, grid and depth electrode technology under development;

●	our ability to develop our cortical strip, grid and depth electrode technology with the benefits we hope to offer as compared to existing technology, or at all;

●	our ability to develop future generations of our cortical strip, grid and depth electrode technology;

●	our future development priorities;

●	our ability to obtain reimbursement coverage for our cortical strip, grid and depth electrode technology;

●	our expectations about the willingness of healthcare providers to recommend our cortical strip, grid and depth electrode technology to people with epilepsy, Parkinson’s disease, essential tremors, and other brain related disorders;

●	our future commercialization, marketing and manufacturing capabilities and strategy;

●	our ability to comply with applicable regulatory requirements;

●	our ability to maintain our intellectual property position;

●	our estimates regarding the size of, and future growth in, the market for our technology under development; and

●	our estimates regarding our future expenses and needs for additional financing.

Forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate, and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. You should refer to the “Risk Factors” section of this prospectus and the documents incorporated by reference herein for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

These forward-looking statements speak only as of the date of this prospectus. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks and other information we describe in the reports we will file from time to time with the SEC after the date of this prospectus.

USE OF PROCEEDS

We are not selling any securities under this prospectus and will not receive any proceeds from the sale of shares of Common Stock offered by this prospectus by the Selling Stockholders. However, we may receive proceeds from the cash exercise of the Warrants, which, if exercised in cash at the current exercise price with respect to all warrants, would result in gross proceeds to us of $12,594,510. The use of proceeds from such Warrant exercises, if any, will be used for research and development, clinical studies, legal fees and sales and marketing expenses, as well as working capital and general corporate purposes. For information about the Selling Stockholders, see “Selling Stockholders.”

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage or legal services or any other expenses incurred by the Selling Stockholders in disposing of the shares of Common Stock offered hereby. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

SELLING STOCKHOLDERS

This prospectus covers an aggregate of up to 7,927,902 shares of our common stock that may be sold or otherwise disposed of by the Selling Stockholders identified herein. Such shares include (a) shares of Common Stock and shares issuable upon the exercise of certain warrants we issued and/or sold to (i) investors in the 2019 Private Placement (ii) noteholders upon the automatic conversion of the Series 3 Notes, (iii) placement agents pursuant to placement agent agreements, and (iv) an investor relations firm in connection with certain consulting services, and (b) shares of Common Stock sold to three investors by a former officer of the Company.

The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our Common Stock by the Selling Stockholders as of September 15, 2020. The information in the table below with respect to the Selling Stockholders has been obtained from the Selling Stockholders. The Selling Stockholders may sell all, some or none of the shares of Common Stock subject to this prospectus. See “Plan of Distribution.”

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares. To our knowledge, except as indicated in the footnotes to this table, (i) each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown in the table to be beneficially owned by such person, and (ii) none of the selling stockholders has had any position, office or other material relationship with us or any of our predecessors or affiliates within the past three years. Except as set forth below, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

We have assumed all shares of Common Stock reflected on the table will be sold from time to time in the offering covered by this prospectus, although the Selling Stockholders are under no obligation known to us to sell any shares of Common Stock at this time. Because the Selling Stockholders may offer all or any portions of the shares of Common Stock listed in the table below, no estimate can be given as to the amount of those shares of Common Stock covered by this prospectus that will be held by the Selling Stockholders upon the termination of the offering.

	Number of Shares of Common Stock Beneficially		Number of Shares of	Number of Shares of Common Stock Offered	Beneficial Ownership After Offering
Name of Selling Stockholder	Owned Prior to Offering (1)		Common Stock Offered	Upon Exercise of Warrants	Number of Shares	Ownership Percentage(2)
Allen Gabriel	40,000	(3)	20,000	20,000	0	*
Douglas Harnar LLC	200,000	(3)(4)	100,000	100,000	0	*
J&C Resources, LLC	80,000	(3)(5)	40,000	40,000	0	*
Bruce Walter McFadden	8,000	(3)	4,000	4,000	0	*
Ousama Elsaadi	20,000	(3)	10,000	10,000	0	*
Joseph Tagliaferro	12,000	(3)	6,000	6,000	0	*
Christopher James Carrie	80,000	(3)	40,000	40,000	0	*
Samuel J. Chantilis	64,000	(3)	32,000	32,000	0	*
Dr. George E. Deshon Jr.	10,000	(3)	5,000	5,000	0	*
David and Martha Kadue Living Trust	40,000	(3)(6)	20,000	20,000	0	*
Christopher P. Gutek	20,000	(3)	10,000	10,000	0	*

David R. Gienapp	32,000	(3)	16,000	16,000	0	*
S. Bruce Lansky Revocable Trust	20,000	(3)(7)	10,000	10,000	0	*
Jack Cavin Holland 1979 Trust u/a/d 02/14/1979	48,000	(3)(8)	24,000	24,000	0	*
Charles Brian Evans & Lisa Smith Evans	20,000	(3)	10,000	10,000	0	*
Robert Biederman	40,000	(3)	20,000	20,000	0	*
Dr. Steve Sahai	80,000	(3)	40,000	40,000	0	*
Flying S Ranch Trust	40,000	(3)(9)	20,000	20,000	0	*
The GBS Living Trust	20,000	(3)(10)	10,000	10,000	0	*
Alain M. Baudry	33,000	(3)	14,000	14,000	5,000	*
Nickitas Michael Panayotou	219,000	(3)	99,000	120,000	0	*
Dean Bekken	40,000	(3)	20,000	20,000	0	*
Francis Lymburner	40,000	(3)	20,000	20,000	0	*
William M. Stocker III	40,000	(3)	20,000	20,000	0	*
Paul G. Darr & Dawn L. Darr	40,000	(3)	20,000	20,000	0	*
Bradley Rotter	200,000	(3)	100,000	100,000	0	*
Gregory H. Blaine	20,000	(3)	10,000	10,000	0	*
Veronica Marano & Thomas M. Volckening	160,000	(3)	80,000	80,000	0	*
Clayton A. Struve	160,000	(3)	80,000	80,000	0	*
Nachiketa Das	20,000	(3)	10,000	10,000	0	*
Barrie Peterson	40,000	(3)	20,000	20,000	0	*
Stephen Kann	20,000	(3)	10,000	10,000	0	*
CD Walker LLC	40,000	(3)(11)	20,000	20,000	0	*
Kenneth Grutman	20,000	(3)	10,000	10,000	0	*
DKS&C Enterprises, LLC	40,000	(3)(12)	20,000	20,000	0	*
Mohammad Jainal Bhuiyan	883,629	(3)(13)(14)	204,545	150,971	528,113	2.4%
David L. Salentine	42,400	(3)	21,200	21,200	0	*
RBC Capital Markets, LLC CUST FBO David L. Salentine IRA	24,000	(3)	12,000	12,000	0	*
Noah Anderson	160,000	(3)	80,000	80,000	0	*
Jerry B. Watkins Revocable Trust Dated 01/03/01	90,000	(3)(15)	40,000	40,000	10,000	*

Cagan-Wolfenbarger Family Trust	400,000	(3)(16)	200,000	200,000	0	*
Gary W. Levine	20,000	(3)	10,000	10,000	0	*
Antonie Wobbe Ploegsma	90,000	(3)	40,000	50,000	0	*
Kari Beth Widhalm & Samuel Thomas Widhalm	16,000	(3)(17)	8,000	8,000	0	*
Darrell R. Heinen	40,000	(3)	10,000	10,000	20,000	*
Kenneth Ashkin	20,000	(3)	10,000	10,000	0	*
Michael Connor	12,000	(3)	6,000	6,000	0	*
Aaron Lehmann	30,000	(3)	15,000	15,000	0	*
Ipai Terry Hsiao	40,000	(3)	20,000	20,000	0	*
KBB Asset Management LLC	40,000	(3)(18)	20,000	20,000	0	*
Amy Milam & Terry Milam	40,000	(3)(19)	20,000	20,000	0	*
Arnold Balsam	30,000	(3)	15,000	15,000	0	*
Khristopher M. Lugo	30,000	(3)	15,000	15,000	0	*
Resolute Venture Partners L.P.	220,000	(3)(20)	110,000	110,000	0	*
Kamaljit Khara	20,000	(3)	10,000	10,000	0	*
Patrick J. Wanner	48,000	(3)	16,000	16,000	16,000	*
Paul Russo	12,000	(3)	6,000	6,000	0	*
Shital Mehta D.O.	40,000	(3)	20,000	20,000	0	*
Randy Rabin	20,000	(3)	10,000	10,000	0	*
Thomas Nolan & Patricia N. Nolan Jt/Wros	20,000	(3)(21)	0	20,000	0	*
Martin Siegel	39,958	(3)	19,979	19,979	0	*
John Avon	20,000	(3)	10,000	10,000	0	*
David Templeton	40,000	(3)	10,000	10,000	20,000	*
Steven E. Wietsma	20,000	(3)	10,000	10,000	0	*
RBC Capital Markets, LLC CUST FBO David L. Salentine IRA	24,000	(3)	12,000	12,000	0	*
Currie Family Trust	80,000	(3)(22)	40,000	40,000	0	*
William Murphy	230,000	(3)	110,000	120,000	0	*
Alexander Tosi	60,000	(3)	30,000	30,000
Gerald W. Simonson	80,000	(3)	40,000	40,000	0	*

Gary Lyn Hadwin Sr.	40,000	(3)	10,000	10,000	20,000	*
Christopher Frattaroli	80,000	(3)	40,000	40,000	0	*
Joseph J. McElmeel, Jr. Trust dated 11/17/1993	24,000	(3)(23)	6,000	6,000	12,000	*
David S. Gray	10,000	(3)	5,000	5,000	0	*
Efrat Investments	80,000	(3)(24)	40,000	40,000	0	*
James T. Betts	20,000	(3)	10,000	10,000	0	*
Larry Vaught	20,000	(3)	10,000	10,000	0	*
Charles Robinson	20,000	(3)	10,000	10,000	0	*
Miller Living Trust	12,000	(3)(25)	6,000	6,000	0	*
Mark Robert Barrett	178,954	(26)	27,822	55,644	95,488	*
Michael Logar	83,466	(26)	27,822	55,644	0	*
Sean Wambold	143,774	(26)	46,004	55,644	42,126	*
Asif Zaman	41,493	(26)	13,831	27,662	0	*
Leonard Mazur	329,034	(26)	41,522	162,278	125,234	*
Nabil Mallick	66,333	(26)	22,111	44,222	0	*
The Len Mertz Trust	165,801	(26)(27)	55,267	110,534	0	*
Adam Lipson	82,566	(26)	27,522	55,044	0	*
Karen Torpey	82,566	(26)	27,522	55,044	0	*
Daniel Kramer Revocable Trust	56,866	(26)(28)	2,000	54,866	0	*
Edward G. Gleason	82,299	(26)	27,433	54,866	0	*
Qasim M. Husain	164,433	(26)	54,811	109,622	0	*
H. Edward Wilkin III	81,999	(26)	27,333	54,666	0	*
Kenan M. Basha	408,750	(26)	136,250	272,500	0	*
Farzana Hakeem	81,618	(26)	27,206	54,412	0	*
Lifestyle Healthcare LLC	1,058,435	(26)(29)	172,267	135,444	750,724	3.4%
Lev Grzhonko	40,149	(26)	13,383	26,766	0	*
Barry Pressman Family Trust	286,081	(26)(30)	53,533	107,066	125,482	*
Mark H. Rephen	160,167	(26)	53,389	106,778	0	*
Bosun Hau	39,951	(26)	13,317	26,634	0	*
Mustafa Ameenuddin	79,533	(26)	26,511	53,022	0	*

Corinthian Partners, LLC	28,405	(13)(31)	0	28,405	0	*
Marta Wypych	8,050	(13)	0	8,050	0	*
Nickolay Kukekov	50,971	(13)	0	50,971	0	*
Theodore Kalem	297,804	(13)	0	50,971	246,833	1.1%
JLS Ventures, LLC	50,000	(32)	50,000	0	0	*
JOJ Holdings, LLC	200,000	(32)	200,000	0	0	*
James Diemert	20,000	(3)	10,000	10,000	0	*
Ken Lyons	12,000	(3)	6,000	6,000	0	*
Robert Susie	20,000	(3)	10,000	10,000	0	*
Baxter House Properties, LLC	80,000	(3)(33)	40,000	40,000	0	*
Dmitry Aksenov	4,700	(34)	0	4,700	0	*
Todd Bennschneider	300	(34)	0	300	0	*
Christopher Clark	30,251	(34)	0	30,251	0	*
Basil Christakos	1,702	(34)	0	1,702	0	*
Tim Dabulis	1,750	(34)	0	1,750	0	*
Trent Davis	3,199	(34)	0	3,199	0	*
Thomas Endres	600	(34)	0	600	0	*
Mark Finckle	2,902	(34)	0	2,902	0	*
Peter Fogarty	7,500	(34)	0	7,500	0	*
Dane Grouell	681	(34)	0	681	0	*
Stephen Kann	17,400	(34)	0	17,400	0	*
Albert Landstrom	3,075	(34)	0	3,075	0	*
Lorraine Maxfield	1,702	(34)	0	1,702	0	*
John Nole	1,968	(34)	0	1,968	0	*
Evan Paliotta	300	(34)	0	300	0	*
Thomas Parigian	30,251	(34)	0	30,251	0	*
Gary Saccaro	8,100	(34)	0	8,100	0	*

Robert Setteducati	30,251	(34)	0	30,251	0	*
Timothy Touloukian	800	(34)	0	800	0	*
Eugene Webb	10,800	(34)	0	10,800	0	*
Malcolm Alexander Winks	3,199	(34)	0	3,199	0	*
Paulson Investment Company, LLC	31,986	(34)(35)	0	31,986	0	*

*Less than 1%.

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Act, and includes any shares of Common Stock as to which the Selling Stockholder has sole or shared voting power or investment power, and also any shares which the Selling Stockholder has the right to acquire within 60 days of September 15, 2020, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the Selling Stockholder that he, she or it is a direct or indirect beneficial owner of those shares.

(2)	Based upon 22,180,674 shares of Common Stock issued and outstanding as of September 15, 2020.

(3)	Includes shares of Common Stock issuable upon exercise of warrants issued in the 2019 Private Placement.

(4)	Douglas Harnar has voting control and investment discretion over the securities reported herein that are held by Douglas Harnar LLC.

(5)	Charles Johnston has voting control and investment discretion over the securities reported herein that are held by J&C Resources, LLC.

(6)	Martha Elaine Kadue has voting control and investment discretion over the securities reported herein that are held by the David and Martha Kadue Living Trust.

(7)	Bruce Lansky has voting control and investment discretion over the securities reported herein that are held by the S. Bruce Lansky Revocable Trust.

(8)	Jack C. Holland has voting control and investment discretion over the securities reported herein that are held by the Jack Cavin Holland 1979 Trust u/a/d 02/14/1979.

(9)	Ryan Shay has voting control and investment discretion over the securities reported herein that are held by the Flying S Ranch Trust.

(10)	Gregory B. Stewart, the trustee of the trust, has voting and dispositive power over the securities reported herein that are held by the GBS Living Trust.

(11)	Curtis Walker has voting control and investment discretion over the securities reported herein that are held by CD Walker LLC.

(12)	Dale Powell and Katharine Powell have shared voting control and investment discretion over the securities reported herein that are held by DKS&C Enterprises, LLC.

(13)	Includes shares of Common Stock issuable upon exercise of outstanding warrants issued to the selling stockholder as the designee of our placement agent, Corinthian, a registered broker dealer, as compensation for placement agent services in connection with certain offerings. The selling stockholder is an affiliate of Corinthian. Corinthian is an affiliate of HRA Capital. HRA Capital is affiliated with Chromium 24 LLC and Lifestyle Healthcare LLC, which have been greater than 5% stockholders at some point within the past three years. For more information, see “Certain Relationships and Related Transactions and Director Independence.”

(14)	The selling stockholder is a partner at HRA Capital, and HRA Capital’s affiliate, Corinthian, a registered broker-dealer, has acted as a placement agent for private placements by the Company and NeuroOne, Inc. Additionally, HRA Capital is affiliated with Chromium 24 LLC and Lifestyle Healthcare LLC, which have been greater than 5% stockholders at some point within the past three years. For more information, see “Certain Relationships and Related Transactions and Director Independence.”

(15)	Jerry B. Watkins has voting control and investment discretion over the securities reported herein that are held by the Jerry B. Watkins Revocable Trust Dated 01/03/01.

(16)	Laird Cagan has voting control and investment discretion over the securities reported herein that are held by the Cagan-Wolfenbarger Family Trust.

(17)	Kari Beth Widhalm and Samuel Thomas Widhalm have shared voting control and investment discretion over the securities reported herein.

(18)	Steve Segal has voting control and investment discretion over the securities reported herein that are held by KBB Asset Management LLC.

(19)	Amy Milam & Terry Milam have shared voting control and investment discretion over the securities herein.

(20)	Victor and Judd Morgenstern, the general partners of Resolute Venture Partners L.P., have shared voting control and investment discretion over the securities reported herein that are held by Resolute Venture Partners L.P.

(21)	Thomas Nolan and Patricia N. Nolan have shared voting control and investment discretion over the securities herein.

(22)	Malcom Currie has voting control and investment discretion over the securities reported herein that are held by the Currie Family Trust.

(23)	Joseph J. McElmeel, Jr., the trustee of the trust, has voting and dispositive power over the shares.

(24)	Pinny Rotter has voting control and investment discretion over the securities reported herein that are held by Efrat Investments.

(25)	David Vincent Miller has voting control and investment discretion over the securities reported herein that are held by Miller Living Trust.

(26)	Includes shares of Common Stock issuable upon exercise of outstanding warrants issued upon the conversion of Series 3 Notes.

(27)	Len P. Mertz, the trustee of the trust, has voting control and investment discretion over the securities reported herein that are held by The Len Mertz Trust.

(28)	Daniel Kramer, the trustee of the trust, has voting control and investment discretion over the securities reported herein that are held by Daniel Kramer Revocable Trust.

(29)	Nickolay Kukekov has voting and dispositive power over the shares. Nickolay Kukekov is the Managing Director at HRA Capital, and a partner at HRA Capital’s affiliate, Corinthian, a registered broker-dealer which has acted as a placement agent for private placements by the Company and NeuroOne, Inc. Additionally, the selling stockholder has provided consulting services to NeuroOne, Inc. For more information, see “Certain Relationships and Related Transactions and Director Independence.”

(30)	Barry Pressman has voting control and investment discretion over the securities reported herein that are held by the Barry Pressman Family Trust.

(31)	Richard Calabrese and Mitchell Manoff have voting control and investment discretion over the securities reported herein that are held by Corinthian.

(32)	Justin Schreiber has voting control and investment discretion over the securities reported herein that are held by JLS and JOJ Holdings, LLC.

(33)	Amarjit S. Bhalla has voting control and investment discretion over the securities reported herein that are held by Baxter House Properties, LLC.

(34)	Includes shares of Common Stock issuable upon exercise of outstanding warrants issued to the selling stockholder as the designee of our placement agent, Paulson, a registered broker dealer, as compensation for placement agent services in connection with the 2019 Private Placement. The selling stockholder is an affiliate of Paulson.

(35)	Trent Donald Davis, the chief executive officer of Paulson, has voting control and investment discretion over the securities reported herein that are held by Paulson.

PLAN OF DISTRIBUTION

This prospectus includes 7,927,902 shares of Common Stock offered by the Selling Stockholders.

Each Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of Common Stock on the OTCQB or any other stock exchange, market or trading facility on which our shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In addition, the Selling Stockholders may transfer the shares of Common Stock by other means not described in this prospectus. If the Selling Stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The Selling Stockholders may pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus is a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock. We will pay all expenses of the registration of the shares of Common Stock.

Once sold under the registration statement, of which this prospectus is a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities offered hereby have been passed upon for us by Honigman LLP, Kalamazoo, Michigan.

EXPERTS

The consolidated financial statements of the Company as of September 30, 2019 and 2018, and for the year ended September 30, 2019 and for the nine month transition period ended September 30, 2018 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Federal securities laws require us to file information with the SEC concerning our business and operations. Accordingly, we file proxy statements and annual, quarterly, and special reports, and other information with the Commission.

The SEC maintains a web site (http://www.sec.gov) at which you can read or download our reports and other information.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities being offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and the securities offered hereby, reference is made to the registration statement, and such exhibits and schedules which may be accessed at the SEC’s web site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus plus consolidated financial statements included in this prospectus is considered to be part of this prospectus. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. You should read the information incorporated by reference because it is an important part of this prospectus.

This prospectus incorporates by reference the documents listed below, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules:

●	our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed with the SEC on December 20, 2019 as amended on January 28, 2020;

●	our Quarterly Reports on Form 10-Q for the quarter ended December 31, 2019, filed with the SEC on February 14, 2020, the quarter ended March 31, 2020, filed with the SEC on May 14, 2020, and the quarter ended June 30, 2020, filed with the SEC on August 13, 2020;

●	our Current Reports on Form 8-K filed with the SEC on October 11, 2019, October 25, 2019, October 29, 2019, November 7, 2019, December 2, 2019, December 4, 2019, December 11, 2019, December 31, 2019, January 24, 2020, February 24, 2020, April 30, 2020, May 1, 2020, May 12, 2020, June 4, 2020, July 2, 2020, July 22, 2020, July 28, 2020 and August 3, 2020; and

●	the description of our common stock in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed on December 20, 2019.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We also incorporate by reference any future filings, other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items, made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in each case, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules, until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

These documents may also be accessed on our website at www.n1mtc.com/investors. Information contained in, or accessible through, our website is not a part of this prospectus. We will provide without charge to each person, including any beneficial owners, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all reports or documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those reports or documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address.

NeuroOne Medical Technologies Corporation
7559 Anagram Drive
Eden Prairie, Minnesota 55344
(952) 426-1383
Attention: Leah Noaeill
Senior Director of Marketing
LeahN@N1MTC.com

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by the Company, or the Registrant, in connection with the sale of the common stock being registered. The selling stockholders will not bear any portion of such expenses. All amounts shown are estimates except for the SEC registration fee.

Nature of Expense	Amount
SEC registration fee	$3,529
Accounting fees and expenses	15,000
Legal fees and expenses	45,000
Transfer agent’s fees and expenses	1,000
Printing and related fees	2,500
Miscellaneous	10,000
Total	$77,029

Item 14. Indemnification of Directors and Officers.

The Company is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

The Company’s certificate of incorporation provides for the indemnification of its directors to the fullest extent permitted under the Delaware General Corporation Law. The Company’s bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	transaction from which the director derives an improper personal benefit;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends or redemption of shares; or

●	breach of a director’s duty of loyalty to the corporation or its stockholders.

The Company’s certificate of incorporation includes such a provision. Under the Company’s bylaws, expenses incurred by any director or officers in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Company upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company, as long as such undertaking remains required by the Delaware General Corporation Law.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, we have entered into indemnity agreements with each of our directors and executive officers, that require us to indemnify such persons against any and all expenses (including reasonable attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of the Company or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

There is at present no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Company is not aware of any threatened litigation or proceeding that may result in a claim for indemnification, other than the letter received by the Company in May 2017 from the former employer of Mark Christianson and Wade Fredrickson claiming, among other things, certain breaches of non-competition obligations and confidentiality and non-disclosure obligations to such prior employer and federal and state law by virtue of such officers’ work for the Company.

The Company has an insurance policy that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 15. Recent Sales of Unregistered Securities.

The following sets forth information regarding all unregistered securities sold by the registrant in the three years preceding the date of this registration statement.

In connection with the a private placement (the “2020 Paulson Private Placement”), between April 30, 2020 and June 30, 2020, the Company entered into subscription agreements with accredited investors, pursuant to which the Company, in a private placement, agreed to issue and sell to certain investors (the “2020 Paulson Subscribers”) convertible notes (the “2020 Paulson Notes”) and warrants (the “2020 Paulson Warrants”). As of the final closing of the 2020 Paulson Private Placement, the Company issued 2020 Paulson Notes in an aggregate principal amount of $5,122,700, and 2020 Paulson Warrants exercisable for 1,369,690 shares of Common Stock. In connection with the 2020 Paulson Private Placement, Paulson received a cash commission equal to 12% of the gross proceeds from the sale of the 2020 Paulson Notes and 7-year warrants to purchase an amount of Common Stock equal to 410,911, with an exercise price equal to $1.87.

In addition, between May 4, 2020 and July 21, 2020, certain 2020 Paulson Subscribers elected to convert $3,590,840 of the outstanding principal and interest of the 2020 Paulson Notes into 4,012,334 shares of Common Stock, and on July 23, 2020, the remaining $1,613,961 of the outstanding principal and interest of the 2020 Paulson Notes were automatically converted into 1,605,532 shares of Common Stock following the announcement of a Strategic Transaction.

In connection with a private placement (the “2019 Paulson Private Placement”), between November 1, 2019 and December 3, 2019, the Company entered into subscription agreements with accredited investors (the “2019 Paulson Subscribers”), pursuant to which the Company, in a private placement, agreed to issue and sell to the 2019 Paulson Subscribers 2019 Paulson Notes and 2019 Paulson Warrants to purchase shares of Common Stock. As of the final closing of the 2019 Paulson Private Placement, the Company issued 2019 Paulson Notes in an aggregate principal amount of $3,234,800 and 2019 Paulson Warrants exercisable for 864,913 shares of Common Stock. In connection with the 2019 Paulson Private Placement, Paulson received a cash commission equal to 12% of the gross proceeds from the sale of the 2019 Paulson Notes, and 10-year warrants to purchase 259,476 shares of Common Stock at an exercise price of $1.87 per share.

In addition, between April 24, 2020 and June 25, 2020, certain 2019 Paulson Subscribers elected to convert $2,687,017.58 of the outstanding principal and interest of the 2019 Paulson Notes into 2,115,272 shares of Common Stock, and an additional 60,847 shares were issued to a 2019 Paulson Subscriber.

On October 23, 2019 and July 28, 2020, the Company entered into Securities Purchase Agreements with certain accredited investors in separate private placements, pursuant to which the Company agreed to issue and sell 141,666 shares and 75,000 shares, respectively.

In connection with a private placement, between December 28, 2018 and July 1, 2019, the Company entered into subscription agreements with accredited investors, pursuant to which the Company agreed to issue and sell to the purchasers units for $2.50 per unit (the “2019 Private Placement”). Each unit consisted of (i) one share of Common Stock and (ii) a warrant to purchase one share of Common Stock at an initial exercise price of $3.00 per share. The warrants are exercisable beginning on the date of issuance and expire on December 28, 2023. The Company has issued an aggregate of 2,338,179 units, for total gross proceeds to the Company of approximately $5,845,448 in connection with all closings of the 2019 Private Placement. In connection with the 2019 Private Placement, Paulson received a cash commission equal to 12% of the gross proceeds from the sale of the units to the Paulson Investors, and HRA Capital received a cash commission equal to 8% of the gross proceeds from the sale of the units to certain investors (the “HRA Investors”).

In addition, pursuant to placement agent agreements, on July 1, 2019, the Company issued 5-year warrants to Paulson and its designees to purchase 193,417 shares of Common Stock at an exercise price of $2.75 per share, and the Company issued to Corinthian Partners, LLC and its designees 5-year warrants to purchase 17,760 shares of Common Stock at an exercise price of $3.00 per share and 5-year warrants to purchase 135,512 shares of Common Stock at an exercise price of $2.00 per share.

In connection with a private placement, between July 9, 2018 and November 30, 2018, the Company entered into subscription agreements with accredited investors, pursuant to which the Company agreed to issue and sell to the purchasers units for $2.50 per unit (the “2018 Private Placement”). Each unit consisted of (i) one share of Common Stock and (ii) a warrant to purchase one share of Common Stock at an initial exercise price of $3.00 per share. The Company issued an aggregate of 615,200 units, for total gross proceeds to the Company of approximately $1,538,000 in connection with all closings of the 2018 Private Placement.

On October 1, 2019, in consideration for consulting services, the Company agreed to issue to a consultant 100,000 shares of Common Stock on the following schedule: 50,000 shares of Common Stock in connection with the execution of the consulting agreement, 25,000 shares of Common Stock on January 1, 2020 and 25,000 shares of Common Stock on April 1, 2020. On April 22, 2020, the Company entered into an amendment to the Consulting Agreement, pursuant to which the Company issued the consultant an additional 35,000 shares in exchange for consulting services.

On October 28, 2019, in consideration for consulting services, the Company agreed to issue to a consultant 15,000 shares of Common Stock on the following schedule: 5,000 shares of Common Stock in connection with the execution of the consulting agreement, 5,000 shares of Common Stock before December 28, 2019 and 5,000 shares of Common Stock before January 28, 2020.

On February 6, 2018, pursuant to a services agreement with JLS Ventures, LLC, the Company agreed to issue to JLS an aggregate of 250,000 shares of Common Stock for investor relations services. The Company issued to JLS 100,000 shares of Common Stock on April 26, 2018, 50,000 shares of Common Stock on May 7, 2018, 50,000 shares of Common Stock on August 29, 2018, and 50,000 shares of Common Stock on November 2, 2018.

On August 18, 2017, the Company entered into subscription agreements with the subscribers (the “Series 2 Subscribers”) identified therein (the “Series 2 Subscription Agreements”). Pursuant to the terms of the Series 2 Subscription Agreements, the Company issued to the Series 2 Subscribers the Series 2 Notes (the “Series 2 Notes”) and warrants. In addition, in March 2018, the Company issued to the Series 2 Subscribers additional warrants to purchase shares of the Company’s capital stock. The total amount of Series 2 Notes sold pursuant to the Series 2 Subscription Agreements was $253,000.

Effective as of July 2, 2018, the Company entered into the Series 1 Notes Debt Conversion Agreement with each subscriber to the Series 1 subscription agreements (the “Series 1 Subscribers”, and together with the Series 2 Subscribers, the “Subscribers”) and the Series 2 Notes Debt Conversion Agreement with each Series 2 Subscriber (the “Conversion Agreements”) to (i) convert the outstanding principal and accrued and unpaid interest (the “Outstanding Balance”) under the Series 1 notes (the “Series 1 Notes”) and the Series 2 Notes (together, the “Series Notes”) into shares of the Company’s Common Stock based on the Outstanding Balance divided by $1.80 per share (the “Conversion Shares”); (ii) cancel and extinguish the Series Notes; and (iii) amend and restate all of the warrants to make them immediately exercisable upon conversion, at a per share exercise price equal to $1.80 per share. As consideration for the early conversion of the Series Notes, the Company issued each Subscriber a new warrant, exercisable for up to the number of shares of Common Stock equal to the number of Conversion Shares received by such Subscriber; at a per share exercise price of $1.80 per share. The new warrants are exercisable commencing on July 2, 2018, and expire on November 21, 2021.

Pursuant to the Conversion Agreements, $1,804,064 of the outstanding principal and interest of the Series 1 Notes was converted into 1,002,258 shares of Common Stock and $259,297 of the outstanding principal and interest of the Series 2 Notes was converted into 144,053 shares of Common Stock. Additionally, as of July 2, 2018, 2,482,372 shares of Common Stock were issuable upon exercise of the warrants.

Between October 2017 and May 2018, the Company issued the Series 3 Notes in an aggregate principal amount of $1.5 million that bear interest at a fixed rate of 8% per annum and warrants to purchase shares of the Company’s capital stock. On February 28, 2019, the Company completed an equity round of financing resulting in more than $3 million in gross proceeds when it closed on the sale of units in connection with the 2019 Private Placement. Following such financing, the outstanding principal and interest of the Series 3 Notes of $1,678,361 was automatically converted in accordance with the terms of the Series 3 Notes into 839,179 shares of Common Stock and 839,179 warrants at an exercise price equal to $3.00 per share. Additionally, the previously issued warrants became immediately exercisable for 839,179 shares of Common Stock, at an exercise price equal to $2.50 per share, and will expire on February 28, 2024. The exercise price and number of the shares of our Common Stock issuable upon exercise of the warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization, business combination or similar transaction.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act or Regulation D promulgated under the Securities Act for transactions not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT INDEX

Exhibit No.	Document

2.1 *	Agreement and Plan of Merger and Reorganization by and among NeuroOne Medical Technologies Corporation, OSOK Acquisition Company and NeuroOne, Inc. dated as of July 20, 2017 (incorporated by reference to Exhibit 2.1 on the Registrant’s Current Report on Form 8-K filed on July 20, 2017)

2.2	Plan of Conversion of NeuroOne Medical Technologies Corporation dated June 20, 2017 (incorporated by reference to Exhibit 2.1 on the Registrant’s Current Report on Form 8-K filed on June 29, 2017)

3.1	Certificate of Incorporation of NeuroOne Medical Technologies Corporation (incorporated by reference to Exhibit 3.4 on the Registrant’s Current Report on Form 8-K filed on June, 29, 2017)

3.2	Bylaws of NeuroOne Medical Technologies Corporation (incorporated by reference to Exhibit 3.5 on the Registrant’s Current Report on Form 8-K filed on June 29, 2017)

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 on the Registrant’s Current Report on Form 8-K filed on July 20, 2017)

4.2	Description of Securities (incorporated by reference to Exhibit 4.2 on the Registrant’s Annual Report on Form 10-K filed on December 20, 2019)

5.1	Opinion of Honigman LLP

10.1 #	Amended and Restated Exclusive Start-up Company License Agreement effective January 21, 2020 by and between NeuroOne Medical Technologies Corporation and Wisconsin Alumni Research Foundation (incorporated by reference to Exhibit 10.1 on the Registrant’s Current Report on Form 8-K filed on January 24, 2020)

10.2 ##	Mayo Foundation for Medical Education and Research Amended and Restated License and Development Agreement by and between Mayo Foundation for Medical Education and Research, and NeuroOne LLC dated as of May 25, 2017 (incorporated by reference to Exhibit 10.3 on the Registrant’s Current Report on Form 8-K filed on July 20, 2017)

10.3 +	2016 Equity Incentive Plan of NeuroOne, Inc. (incorporated by reference to Exhibit 10.11 on the Registrant’s Current Report on Form 8-K filed on July 20, 2017)

10.4 +	Form of Stock Option Award Agreement pursuant to 2016 Equity Incentive Plan of NeuroOne, Inc. (incorporated by reference to Exhibit 10.12 on the Registrant’s Current Report on Form 8-K filed on July 20, 2017)

10.5 +	Restricted Stock Purchase Agreement by and between NeuroOne, Inc. and Thomas Bachinski, dated as of April 10, 2017 (incorporated by reference to Exhibit 10.13 on the Registrant’s Current Report on Form 8-K filed on July 20, 2017)

10.6 +	2017 Equity Incentive Plan of the Company (incorporated by reference to Appendix G to Schedule 14C filed on April 20, 2017)

10.7+	NeuroOne Medical Technologies Corporation 2017 Equity Incentive Plan Option Agreement (incorporated by reference to Exhibit 10.15 on the Registrant’s Current Report on Form 8-K filed on July 20, 2017)

10.8 +	NeuroOne Medical Technologies Corporation 2017 Equity Incentive Plan Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.16 on the Registrant’s Current Report on Form 8-K filed on July 20, 2017)

10.9 +	Offer Letter to Mark Christianson from NeuroOne, Inc. dated December 1, 2016 (incorporated by reference to Exhibit 10.18 on the Registrant’s Current Report on Form 8-K filed on July 20, 2017)

10.10 +	Form of Indemnification Agreement with the Company’s Officers and Directors (incorporated by reference to Exhibit E to Appendix B to Schedule 14C filed on April 20, 2017)

10.11 +	Release Agreement of Wade Fredrickson dated June 28, 2017 (incorporated by reference to Exhibit 10.23 on the Registrant’s Current Report on Form 8-K filed on July 20, 2017)

10.12+	Employment Agreement by and between NeuroOne Medical Technologies Corporation and David A. Rosa dated August 4, 2017 (incorporated by reference to Exhibit 10.1 on the Registrant’s Current Report on Form 8-K filed on August 7, 2017)

10.13	First Amendment to Promissory Note by and between NeuroOne Medical Technologies Corporation and the Subscribers dated as of November 30 (incorporated by reference to Exhibit 10.1 on the Registrant’s Current Report on Form 8-K filed on December 6, 2017)

10.14	Form of Capital Stock Purchase Warrant pursuant to August 2017 Subscription Agreement (incorporated by reference to Exhibit 4.2 on the Registrant’s Current Report on Form 8-K filed on August 23, 2017)

10.15	Form of October 2017 Subscription Agreement (incorporated by reference to Exhibit 10.1 on the Registrant’s Current Report on Form 8-K filed on October 6, 2017)

10.16	Form of Promissory Note issued pursuant to October 2017 Subscription Agreement (incorporated by reference to Exhibit 4.1 on the Registrant’s Current Report on Form 8-K filed on October 6, 2017)

10.17	Form of Capital Stock Purchase Warrant issued pursuant to October 2017 Subscription Agreement (incorporated by reference to Exhibit 4.2 on the Registrant’s Current Report on Form 8-K filed on October 6, 2017)

10.18	Form of Amended and Restated Subscription Agreement (incorporated by reference to Exhibit 10.1 on the Registrant’s Current Report on Form 8-K filed on December 20, 2017)

10.19	Form of Amended and Restated Promissory Note issued pursuant to Amended and Restated Promissory Note and Warrant Subscription Agreement (incorporated by reference to Exhibit 4.1 on the Registrant’s Current Report on Form 8-K filed on December 20, 2017)

10.20	Form of Amended and Restated Capital Stock Purchase Warrant issued pursuant to Amended and Restated Promissory Note and Warrant Subscription Agreement (incorporated by reference to Exhibit 4.2 on the Registrant’s Current Report on Form 8-K filed on December 20, 2017)

10.21	Form of Amended and Restated Note issued pursuant to August 2017 Subscription Agreement, as amended (incorporated by reference to Exhibit 4.1 on the Registrant’s Current Report on Form 8-K filed on March 16, 2018)

10.22	Form of Replacement Warrant issued pursuant to August 2017 Subscription Agreement, as amended (incorporated by reference to Exhibit 4.2 on the Registrant’s Current Report on Form 8-K filed on March 16, 2018)

10.23	Form of Additional Warrant issued pursuant to August 2017 Subscription Agreement, as amended (incorporated by reference to Exhibit 4.3 on the Registrant’s Current Report on Form 8-K filed on March 16, 2018)

10.24 +	Non-Employee Director Compensation Policy (incorporated by reference to Exhibit 10.40 to 10-K filed April 16, 2018)

10.25	Form of Series 1 Notes Debt Conversion Agreement (incorporated by reference to Exhibit 10.1 to 8-K filed July 6, 2018)

10.26	Form of Series 2 Notes Debt Conversion Agreement (incorporated by reference to Exhibit 10.2 to 8-K filed July 6, 2018)

10.27	Form of Warrant (incorporated by reference to Exhibit 4.1 to 8-K filed July 13, 2018)

10.28	Form of Purchase Agreement (incorporated by reference to Exhibit 10.1 to 8-K filed July 13, 2018)

10.29	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to 8-K filed July 13, 2018)

10.30 +	Employee Proprietary Information, Inventions, Assignment and Non-Competition Agreement. (incorporated by reference to Exhibit 10.52 on the Registrant’s Annual Report on Form 10-KT filed on December 12, 2018)

10.31	Form of Warrant (incorporated by reference to Exhibit 4.1 on the Registrant’s Current Report on Form 8-K filed on January 4, 2019)

10.32	Form of Purchase Agreement (incorporated by reference to Exhibit 10.1 on the Registrant’s Current Report on Form 8-K filed on January 4, 2019)

10.33	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 on the Registrant’s Current Report on Form 8-K filed on January 4, 2019)

10.34 +	Offer Letter between Steve Mertens and NeuroOne Medical Technologies Corporation, effective April 1, 2019 (incorporated by reference to Exhibit 10.2 on the Registrant’s Quarterly Report on Form 10-Q filed on May 10, 2019)

10.35	Form of Conversion Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on March 6, 2019)

10.36	Form of Paulson Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on July 5, 2019)

10.37	Form of HRA Placement Agent Warrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on July 5, 2019)

10.38	Letter Agreement between the Registrant and Lifestyle Healthcare LLC, dated May 8, 2019 (incorporated by reference to Exhibit 10.1 on the Registrant’s Current Report on Form 8-K filed on May 8, 2019)

10.39	Amendment to Exclusive Start-Up Company License Agreement by and between Wisconsin Alumni Research Foundation and the Company, dated September 18, 2019 (incorporated by reference to Exhibit 10.1 on the Registrant’s Current Report on Form 8-K filed on September 23, 2019)

10.40	Lease Agreement dated October 7, 2019, by and among NeuroOne Medical Technologies Corporation and Biynah Cleveland, LLC, BIP Cleveland, LLC, and Edenvale Investors (incorporated by reference to Exhibit 10.1 on the Registrant’s Current Report on Form 8-K filed on October 11, 2019)

10.41	Lock-Up Agreement dated October 21, 2019, between Wade Fredrickson and the Company (incorporated by reference to Exhibit 10.42 on the Registrant’s Annual Report on Form 10-K filed on December 20, 2019)

10.42	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 on the Registrant’s Current Report on Form 8-K filed on October 29, 2019)

10.43	Form of Convertible Promissory Note issued pursuant to November 2019 Promissory Note and Warrant Subscription Agreement (incorporated by reference to Exhibit 4.1 on the Registrant’s Current Report on Form 8-K filed on November 7, 2019)

10.44	Form of Common Stock Purchase Warrant issued pursuant to November 2019 Promissory Note and Warrant Subscription Agreement (incorporated by reference to Exhibit 4.2 on the Registrant’s Current Report on Form 8-K filed on November 7, 2019)

10.45	Form of November 2019 Promissory Note and Warrant Subscription Agreement (incorporated by reference to Exhibit 10.1 on the Registrant’s Current Report on Form 8-K filed on November 7, 2019)

10.46	Form of Broker Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 24, 2020)

10.47	Form of First Amendment to Convertible Promissory Note (incorporated by reference to Exhibit 10.1 on the Registrant’s Current Report on Form 8-K filed on December 11, 2019)

10.48	Form of Second Amendment to Convertible Promissory Note (incorporated by reference to Exhibit 10.1 on the Registrant’s Current Report on Form 8-K filed on April 30, 2020)

10.49	Form of Convertible Promissory Note issued pursuant to April 2020 Promissory Note and Warrant Subscription Agreement (incorporated by reference to Exhibit 4.1 on the Registrant’s Current Report on Form 8-K filed on May 1, 2020)

10.50	Form of Warrant (incorporated by reference to Exhibit 4.2 on the Registrant’s Current Report on Form 8-K filed on May 1, 2020)

10.51	Form of Purchase Agreement (incorporated by reference to Exhibit 10.1 on the Registrant’s Current Report on Form 8-K filed on May 1, 2020)

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to 10-K filed April 16, 2018)

23.1	Consent of BDO USA, LLP

23.2	Consent of Honigman LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included in signature page hereto)

*	Pursuant to Item 601(b)(2) of Regulation S-K, the Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Agreement and Plan of Merger to the Securities and Exchange Commission upon request.

#	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request. Certain portions of the exhibits that are not material and would be competitively harmful if publicly disclosed have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. Copies of the unredacted exhibits will be furnished to the SEC upon request.

##	Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been separately filed with the Securities and Exchange Commission.

+	Indicates management contract or compensatory plan.

Item 17. Undertakings.

The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for the purposes of determining liability to any purchaser:

If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Eden Prairie, State of Minnesota, on September 29, 2020.

NeuroOne Medical Technologies Corporation

By:	/s/ David Rosa
David Rosa
Its:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Rosa and Paul Buckman and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

/s/ David Rosa	September 29, 2020
David Rosa
Chief Executive Officer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Paul Buckman	September 29, 2020
Paul Buckman Director

/s/ Edward Andrle	September 29, 2020
Edward Andrle
Director

/s/ Jeffrey Mathiesen	September 29, 2020
Jeffrey Mathiesen
Director